CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the NCM Capital Investment Trust and to the use of our report dated May 2, 2007 on the statement of assets and liabilities of the NCM Capital Mid-Cap Growth Fund as of May 1, 2007. Such statement of assets and liabilities appear in the Trust's Statement of Additional Information.

                              /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

                              BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
May 2, 2007